Exhibit 3.1

FIRST AMENDMENT TO

FOURTH AMENDED AND RESTATED AGREEMENT

OF LIMITED PARTNERSHIP

OF DUKE REALTY LIMITED PARTNERSHIP

The undersigned, as the General Partner of Duke Realty Limited Partnership (the “Partnership”), hereby amends the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), pursuant to Sections 4.02(a) and 9.05(a)(v) of the Partnership Agreement, to (a) de-designate all series of preferred units that were designated as Series N Preferred Units, and (b) delete those exhibits designating and setting forth the rights of the Partnership’s previously issued Series N Preferred Units, which series has since been redeemed in full and no units of which series are any longer outstanding. In all other respects, the Partnership Agreement shall continue in full force and effect as amended hereby. Any capitalized terms used in this Amendment and not defined herein have the meanings given to them in the Partnership Agreement.

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF DUKE REALTY LIMITED PARTNERSHIP]

Dated: July 20, 2011	DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

	By:	DUKE REALTY CORPORATION, an Indiana corporation, its sole general partner

		By:	/s/ HOWARD L. FEINSAND

Howard L. Feinsand

Executive Vice President, General
Counsel and Corporate Secretary